EXHIBIT 2.1

                           PURCHASE AND SALE AGREEMENT

                 BY AND BETWEEN HY-BON ENGINEERING COMPANY, INC.

                              AND NGE LEASING, INC.

         THIS PURCHASE AND SALE AGREEMENT is made at Midland, Midland County, Texas, on February 28, 2003 but effective January 1, 2003 between HY-BON ENGINEERING COMPANY, INC., Seller, (hereinafter "HY-BON") and NGE LEASING, INC., Purchaser (hereinafter "NGE").

         Purchase and Sale

         1. The Purchaser agrees to purchase from the Seller, and the Seller agrees to sell and deliver to the Purchaser, on the Closing Date, the properties and assets referred to in Exhibit "A". Exhibit "A", which consists of 28 HY-BON Compressor packages, is attached to this Agreement and made a part of it by reference.

         Purchase Price

         2. On delivery of the Seller's properties, assets, lease contracts and appropriate documentation, the Purchaser will deliver to the Seller by cash transfer or a cashier's check in the sum of $2,150,000.00.

         Closing Date

         3. The Closing Date is March 31, 2003 unless, before that date, the parties mutually agree to another closing date in writing. The time and place of the Closing shall be as the parties shall mutually agree.

         Instruments of Conveyance and Transfer at Closing

         4. Title Documents. At Closing, the Seller will deliver to the Purchaser such bills of sale, endorsements, assignments, lease contracts and other good and sufficient instruments of conveyance and transfer in a form satisfactory to the Purchaser. These documents will contain full warranties of title, so as to be effective to vest in the Purchaser good, absolute, and marketable title to the assets and contracts being transferred to the Purchaser by the Seller, free and clear of all liens, charges, encumbrances and restrictions.

         Possession of Property

         5. Simultaneous with the delivery of the documents described in paragraph 4 above, the Seller will take all steps as may be needed to put the Purchaser in actual possession, operation, and control of the assets and business to be transferred; nevertheless, operational control by NGE LEASING, INC. shall become effective immediately. Administrative procedures will continue as at present.



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         Sales and Transfer Taxes and Fees

         6. Purchaser shall bear all applicable sales, transfer, documentary, use, filing, and other taxes and fees excluding federal income taxes that may be due or payable as a result of the conveyance, assignment, transfer, or delivery of the property, assets, contracts or business transferred under this Agreement, regardless of whether these taxes or charges are levied on the Seller or the Purchaser.

         Further Assurances to Purchaser

         7. From time to time, after the Closing Date, at the request of the Purchaser, the Seller will execute and deliver to the Purchaser such other instruments of conveyance and transfer and take such other action as the Purchaser may reasonably require to more effectively convey, transfer, vest in the Purchaser, and to put the Purchaser in possession of, any of the properties or assets to be conveyed, transferred, and delivered to the Purchaser under this Agreement.

         Assignment

         8. Neither the Seller nor the Purchaser may assign this Agreement without the consent of the other. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties to this Agreement and their successors, any rights or remedies under or by reason of this Agreement.

         Expenses

         9. Each of the parties shall bear all expenses incurred by them in connection with this Agreement, in the consummation of the transactions contemplated by this Agreement, and in preparation of this Agreement.

         Withdraw From HY-BON Rotary Compression, L.L.C.

         10. HY-BON and NGE further agree that with regard to the entity HY-BON ROTARY COMPRESSION, L.L.C., HY-BON, Seller, shall withdraw as a member of HY-BON ROTARY COMPRESSION, L.L.C. as of January 1, 2003. For its withdrawal, HY-BON shall receive from HY-BON ROTARY COMPRESSION, L.L.C. its interest in the entity as of December 31, 2002 which interest shall be computed in accordance with
Article 29(a) and 29(b) of the written Regulations of HY-BON ROTARY COMPRESSION, L.L.C. In that the entity HY-BON ROTARY COMPRESSION, L.L.C. has not been in existence for five (5) full years, the amount of the payment for good will required by Section 29(b) of the Regulations of HY-BON ROTARY COMPRESSION, L.L.C. is expressly stipulated to be $67,144.11. All payments from HY-BON ROTARY COMPRESSION, L.L.C. to HY-BON shall be paid at the completion of the termination accounting, but in no event shall such payment be made to HY-BON later than two
(2) months from the date of closing. It is understood by the parties hereto that Purchaser intends to dissolve HY-BON ROTARY COMPRESSION, L.L.C. and will not operate using the name HY-BON.

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         Amendment and Waiver

         11. This Agreement may be amended or modified at any time, or any provision may be waived, but only by means of an instrument in writing executed by the Purchaser and the Seller.

         Notices

         12. Any notices or other communications required or permitted under this Agreement are sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, addressed to the Seller at:
HY-BON ENGINEERING COMPANY, INC., 2404 Commerce, Midland, Texas, 79703, (915) 697-2292, Attention: James J. Woodcock or to the Purchaser: NGE LEASING, INC. at 2911 South County Road 1260, Midland, Texas, 79706, Attention: Wallace Sparkman or at such other address furnished in writing by any party to the others. The parties may request an address change by furnishing an address in writing to the other party. Notice will be deemed given as of the date so delivered or on the date of deposit in the United States mail, as the case may be.

         Choice of Law

         13. The laws of Texas will govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

         Section and Other Headings

         14. Section, paragraph, and other headings contained in this Agreement are for reference purposes only and should not affect in any way the meaning or interpretation of this Agreement.

         Gender

         15. All personal pronouns used in this Agreement include the other genders, whether used in the masculine or feminine or neuter gender, and the singular includes the plural whenever and as often as may be appropriate.

         Parties in Interest

         16. All the terms and provisions of this Agreement are binding on and inure to the benefit of, and may be enforced by, the Seller and the Purchaser and their successors and assigns.



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         Integrated Agreement

         17. This Agreement constitutes the entire agreement between the parties. There are no agreements, understandings, restrictions, warranties, or representations between the parties other than those set forth in this written Agreement.



                                                     SELLER:

                                                HY-BON ENGINEERING COMPANY, INC.



                                                By /s/ James Sidebottom
                                                  ------------------------------
                                                Printed Name: James Sidebottom
                                                             -------------------


                                                PURCHASER:

                                                NGE LEASING, INC.



                                                By /s/ Wallace Sparkmen
                                                  ------------------------------
                                                Printed Name: Wallace Sparkman
                                                             -------------------

                   PURCHASE AND SALE AGREEMENT By and Between
             Hy-Bon Engineering Company, Inc. and NGE Leasing, Inc.

                                    EXHIBIT A

                    Properties and Assets Purchased and Sold
                    ----------------------------------------

                         Effective date: January 1, 2003
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  Unit   Term of      Lease                                         Exp. Date of
(TU) #    Lease       Date      Description  Location/Lease Name    Initial Term
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  900   12 months     12/4/00      7.4L      Gomer Lee #3               12/4/01
--------------------------------------------------------------------------------
  901   12 months     12/4/00      7.4L      Lloyd Hill A#1             12/4/01
--------------------------------------------------------------------------------
  902   12 months    1/6/01       7.4L      Roy Rogers #3               1/5/02
--------------------------------------------------------------------------------
  903   12 months    1/5/01       7.4L      Henry Horton #1             1/5/02
--------------------------------------------------------------------------------
  904   12 months    1/5/01       7.4L      Municipal #1 & 2            1/5/02
--------------------------------------------------------------------------------
  905   12 months    311/01       7.4L      Emma Krell #3               3/1/02
--------------------------------------------------------------------------------
  906   12 months    311/01       7.4L      Waggoner #3                 3/1/02
--------------------------------------------------------------------------------
  907   24 months    611/01       7.4L      Trailer #2                  6/1/03
--------------------------------------------------------------------------------
  908   24 months    711/01       7.4L      J.F. Farlow Gas Unit 1-2    7/1/03
--------------------------------------------------------------------------------
  909   12 months    4/18/01      7.4L      Rohrer Unit 1 A#8          4/18/02
--------------------------------------------------------------------------------
  910   12 months    4/19/01      7.4L      Lloyd Hill A#2             4/18/02
--------------------------------------------------------------------------------
  911   12 months    5/14/01      7.4L      Roy  Womack #2             5/14/02
--------------------------------------------------------------------------------
  912   12 months    6/1/01       7.4L      Maeyers-January #2          6/1/02
--------------------------------------------------------------------------------
  914   12 months    7/1/01       7.4L      M.L. Barzan                 7/1/02
--------------------------------------------------------------------------------
  915   12 months    7/1/01       7.4L      Boyd Massey #1              7/1/02
--------------------------------------------------------------------------------
  916   12 months    9/1/01       7.4L      Arizona Burns #2            9/1/02
--------------------------------------------------------------------------------
  917   12 months   10/15/01      7.4L      J.M. Robinson A2 & A5      10/15/02
--------------------------------------------------------------------------------
  918   12 months    9/1/01       7.4L      C.R. Bridges A#2            9/1/02
--------------------------------------------------------------------------------
  919   12 months    8/1/01       7.4L      Burke #2                    8/1/02
--------------------------------------------------------------------------------
  920   12 months    9/1/01       7.4L      Couch #1                    9/1/02
--------------------------------------------------------------------------------
  921   12 months   10/15/01      7.4L      D.J. Hughes #1             10/15/02
--------------------------------------------------------------------------------
  922   12 months   10/16/01      7.4L      Horace Ardinger #1         10/15/02
--------------------------------------------------------------------------------
  923   12 months   10/16/01      7.41      Mrs. JL Waggoner 11 #18    10/15/02
--------------------------------------------------------------------------------
  924   12 months    4/1/02       7.4L      Cherry Holmes J12           4/1/03
--------------------------------------------------------------------------------
  924   12 months    4/1/02       7.41      H Cherry Holmes 4           4/1/03
--------------------------------------------------------------------------------
  924   12 months    4/1/02       7.4L      WJ Durham #5                4/1/03
--------------------------------------------------------------------------------
  924   12 months    4/1/02       7.4L      WJ Durham #6                4/1/03
--------------------------------------------------------------------------------
  925   12 months    5/1/02       7.4L      Marie Waggoner D #11        5/1/03
--------------------------------------------------------------------------------
  926   12 months    2/1/02       7.4L      W.H. Hobbs G.U. #2          2/1/03
--------------------------------------------------------------------------------
  927   12 months    8/1/02       7.4L      Pete Irwin #1               8/1/03
--------------------------------------------------------------------------------
  928                             7.4L      Ella Mayers #2
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